                                                                  Exhibit 10.13

                               PROMISSORY NOTE

Maximum principal amount of                        dated as of January 11, 2002
Up to $47,500,000.00

     FOR VALUE RECEIVED, the undersigned, SAC Holding Corporation, a Nevada corporation (the "Maker" or the "undersigned"), promises to pay to the order of
                  -----          -----------
U-Haul International, Inc., a Nevada corporation, ("Payee"), at the principal
                                                    -----
office of the Payee at 2721 North Central Avenue, Phoenix, Arizona 85004 or at such other place or places as the holder hereof may from time to time designate in writing, the principal sum of up to Forty-Seven Million Five Hundred Thousand and no/100ths Dollars ($47,500,000), with Interest on the principal balance outstanding from time to time, all as hereinafter set forth.

     1.   Definitions.  As used in this Note, each of the following terms shall
          -----------
have the following meanings, respectively:

          "Accrual Rate":  shall mean the annual interest rate of nine percent
           ------------
     (9.0%).

          "Additional Interest":  shall mean and include both Dividend
          ---------------------
     Contingent Interest and Return of Investment Contingent Interest.

          "Affiliate":  of any specified Person shall mean (i) any other Person
          -----------
     controlling or controlled by or under common control with such specified Person and (ii) any limited partner of such Person if such Person is a limited partnership, any shareholder of such Person if such Person is a corporation, or any member of such Person if such Person is a limited liability company. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Basic Interest":  shall have the meaning given it in Section 2(a) and
          ----------------                                      ------------
     2(b) below.
     ----

          "Catch-Up Payment":  shall have the meaning given it in Section 2(d).
          ------------------                                      ------------

          "Deferred Interest":  shall have the meaning given it in Section 2(a).
          -------------------                                      ------------

          "Dividend Contingent Interest":  shall have the meaning given it in
          ------------------------------
     Section 2(e) below.
     ------------

          "Dividend Income": shall mean the income in the form of dividends
           ---------------
     received by Maker from the Project Owners (or any of them).

          "GAAP": shall mean generally accepted accounting principles as used
          ------
     and understood in the United States of America from time to time.

          "Gross Receipts":  shall mean, for any period all gross receipts,
          ----------------
     revenues and income of any and every kind collected or received by or for the benefit or account of Maker and/or the Project Owners during such period arising from the ownership, rental, use, occupancy or operation of the Project or any portion thereof. Gross Receipts shall include, without limitation, all receipts from all tenants, licensees and other occupants and users of the Project or any portion thereof, including, without limitation, rents, security deposits and the like, interest earned and paid or credited on all Maker's or the Project Owners' deposit accounts related to the Project, all proceeds of rent or business interruption insurance, and the proceeds of all casualty insurance or eminent domain awards to the extent not (i) applied, or reserved and applied within six (6) months after the creation of such reserve, to the restoration of the Project in accordance with the Project Loan Documents, (ii) paid to Holder to reduce the principal amount of the Loan or (iii) paid to reduce the principal amount of the Project Loans. Gross Receipts shall include the net commission payable from U-Haul International, Inc. or affiliates thereof for the rental of its equipment at any Mortgaged Property; provided however that such net commissions payable shall not be included in Gross Receipts until the 15th day of the month following the month in which such rental occurred, all in accordance with the customary procedure for the payment of net commission. Gross Receipts shall not include any capital contributed to Maker, whether in the form of a loan or equity, or any proceeds from any loan made to Maker. Any receipt included within Gross Receipts in one period shall not be included within Gross Receipts for any other period (i.e., no item of revenue or receipts shall be counted twice).
      ----

          "Highest Lawful Rate": shall mean the maximum rate of interest which
          ---------------------
     the Holder is allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

          "Holder":  shall mean at any particular time, the Person that is then
          --------
     the holder of this Note.

          "Interest":  shall mean Additional Interest, Basic Interest and
          ----------
     Deferred Interest.

          "Loan":  shall mean the unsecured loan in the amount of up to
          ------
     $47,500,000.00 made by Payee to Maker and evidenced by this Note.

          "Loan Year":  shall mean a year commencing on the date of this Note,
          -----------
     or an anniversary thereof, and ending 365 days (or 366 days in a leap year) thereafter.

          "Management Fee":  shall mean the fee paid to the Project Manager
          ----------------
     pursuant to the Property Management Agreement which fee shall in no event exceed six percent (6.0%) of Gross Receipts.

          "Material Adverse Effect":  shall mean the likely inability or
          -------------------------
     reasonably anticipated inability of Maker to pay the Loan and perform its other obligations in compliance this Note.

          "Maturity Date":  shall mean the first to occur of the Stated Maturity
          ---------------
     Date and the earlier date (if any) on which the unpaid principal balance of, and unpaid Interest on, this Note shall become due and payable on account of acceleration by the Holder hereof.

          "Mortgaged Properties": shall mean the properties of the Project
           --------------------
     Owners identified on Schedule A hereto.

          "Note": shall mean this Promissory Note as it may be amended,
          ------
     modified, extended or restated from time to time, together with all substitutions and replacements therefor.

          "Pay Rate":  shall mean the annual interest rate of two percent
          ----------
     (2.0%).

          "Pay Rate Interest":  shall mean for any period the amount of Basic
          -------------------
     Interest payable for such period less the amount of Deferred Interest which accrued during such period.

          "Person":  shall mean any corporation, natural person, firm, joint
          --------
     venture, general partnership, limited partnership, limited liability company, trust, unincorporated organization, government or any department or agency of any government.

          "Present Value":  shall have the meaning given such term in Section
          ---------------
     4(c) below.

          "Project":  shall mean the real estate, the improvements and the
          ---------
     personal property identified on Schedule A hereto, taken together collectively

          "Project Lender" shall mean UBS Warburg Real Estate Investments, Inc.
          ----------------
     or designee and/or such other Person who may extend a loan with respect to the Project or any portion thereof, as the context may so require, in its capacity as the lender under the Project Loans.

          "Project Loan Documents":  shall mean and include, at any time, all
          ------------------------
     promissory notes, mortgages and other documents and instruments which create, evidence or secure all or any part of the Project Loans.

          "Project Loans":  shall mean, collectively, (i) that certain loan in
          ---------------
     the amount of $12,966,000 made by Project Lender to the Twenty SAC Self Storage Corporation; (ii) that certain loan in the amount of $14,607,000 made by Project Lender to the Twenty-One SAC Self Storage Corporation;

     (iii) that certain loan in the amount of $11,416,000 made by Project Lender to Twenty-Two SAC Self-Storage Corporation; (iv) that certain loan in the amount of $11,511,000 made by Project Lender to Twenty-Three SAC Self-Storage Corporation, each dated as of the date hereof.

          "Project Manager":  shall have the meaning given it in Section 6(i)
          -----------------                                      ------------
     below.

          "Project Owners": shall mean, collectively, Twenty SAC Self-Storage
           --------------
     Corporation, a Nevada corporation, Twenty-One SAC Self-Storage Corporation, a Nevada corporation, Twenty-Two SAC Self-Storage Corporation, a Nevada corporation, and Twenty-Three SAC Self-Storage Corporation, a Nevada corporation, each of which being wholly-owned subsidiaries of Maker.

          "Property Management Agreement":  shall have the meaning given such
          -------------------------------
     term in Section 6(i) below.
             ------------

           "Requirements of Law":  shall mean, as to any Person, requirements as
           ---------------------
     set out in the provisions of such Person's Articles of Incorporation and Bylaws (in the case of a corporation) partnership agreement and certificate or statement of partnership (in the case of a partnership) or other organizational or governing documents, or as set out in any law, treaty, rule or regulation, or final and binding determination of an arbitrator, or determination of a court or other federal, state or local governmental agency, authority or subdivision applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, or in any private covenant, condition or restriction applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Return of Investment":  shall mean any return to Maker of its
          ----------------------
     investment in the Project Owners (or any of them) following a Sale or Financing.

          "Return of Investment Contingent Interest":  shall have the meaning
          ------------------------------------------
     given it in Section 2(g) below.
                 ------------

          "Sale":  shall mean any direct or indirect sale, assignment, transfer,
          ------
     conveyance, lease (except for leases or licenses of terms not exceeding 1 year to tenants in the ordinary course of business complying with standards and in a form approved by Payee) or disposition of any kind whatsoever of the Project, or of any portion thereof or interest (whether legal, beneficial or otherwise) of 25% or more (in the aggregate of all such sales, transfers, assignments, etc., made at any time or from time to time, taken together) of all equity interests in Maker.

          "Stated Maturity Date":  shall mean the earlier of (i) January 1,
          ----------------------
     2022,  and (ii) from and after February 1, 2014, on demand by Payee.

          "Tax and Insurance Escrow Account":  shall mean any impound account
          ----------------------------------
     established pursuant to the Project Loans, or any of them, and may include without limitation, impounds for capital repairs and replacements.

          "Triggering Event":  shall have the meaning given it in Section
          ------------------                                      -------
     2(h)(ii) below.
     --------

          "Yield Maintenance Premium":  shall have the meaning given such term
          ---------------------------
     in Section 4(b) below.
        ------------

     2.  Interest.
         --------

          (a)  Basic Interest Rate Prior to Maturity.  Prior to the Maturity
               -------------------------------------
     Date, interest ("Basic Interest") shall accrue on the principal balance of
                      --------------
     the Note outstanding from time to time at the Accrual Rate. Such interest shall be paid monthly in arrears, on the first day of each month. Notwithstanding the foregoing, Maker shall pay to Holder an amount calculated by applying the Pay Rate to the principal balance outstanding hereunder; and, the remainder of the Basic Interest accrued hereunder at the Accrual Rate during such month through the last day of such month ("Deferred Interest") shall be deferred, shall be payable as and at the
       -----------------
     time provided in Section 2(d) below, and commencing on the day payment of
                      ------------
     Basic Interest at the Pay Rate is due for such month, interest shall accrue on such Deferred Interest at the Accrual Rate (and any accrued interest thereon, shall be considered part of Deferred Interest).

          (b)  Post-Maturity Basic Interest.  From and after the Maturity Date
               ----------------------------
     interest ("Post Maturity Basic Interest") shall accrue and be payable on
                ----------------------------
     the outstanding principal balance hereof until paid in full at an annual rate equal to fifteen percent (15%) and such Post Maturity Basic Interest shall be payable upon demand.

          (c)  Computations.  All computations of interest and fees payable
               ------------
     hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

          (d)  Deferred Interest.  Deferred Interest shall be paid as follows:
               -----------------

               (i) On each monthly date for the payment of Basic Interest, Maker shall also pay an amount (the "Catch-Up Payment") equal to the
                                               ----------------
          lesser of (i) the aggregate outstanding Deferred Interest on the last day of the month for which such payment is being made and (ii) ninety percent (90%) of Maker's Dividend Income for such period plus an additional amount equal to twice the Pay Rate Interest for such period;

               (ii) All unpaid Deferred Interest shall be paid on the Maturity Date; and

               (iii) No payment of Deferred Interest may, when added to all other payments of interest or payments construed as interest, shall exceed the Highest Lawful Rate.

          (e)  Dividend Contingent Interest.  In addition to Basic Interest and
               ----------------------------
     Deferred Interest, on each date on which Basic Interest is payable hereunder, Maker shall pay to Holder interest ("Dividend Contingent
                                                     -------------------
     Interest") in an amount equal to the amount (if any) by which ninety
     --------
     percent (90%) of Maker's Dividend Income for that period plus an additional amount equal to twice the Pay Rate Interest for such period (each calculated as of that date) exceeds the Catch-Up Payment paid on that date by Maker to Holder.

          (f)  Prorations of Dividend Contingent Interest. Dividend Contingent
               ------------------------------------------
Interest shall be equitably prorated on the basis of a 365-day year for any partial month in which the term of the Loan commences or in which the Note is paid in full.

          (g)  Return of Investment Contingent Interest.
               ----------------------------------------

               (i)  Return of Investment Contingent Interest Defined. Maker
                    ------------------------------------------------
     shall pay to Holder, in addition to Basic Interest, Deferred Interest and Dividend Contingent Interest, at the time or times and in the manner hereinafter described, an amount equal to ninety percent (90%) of Maker's Return of Investment resulting following a Sale of the Project (or any portion thereof) (any such event is hereinafter collectively referred to as a "Sale or Financing") ("Return of Investment Contingent Interest");
        -----------------

               (ii)  Notice of Sale or Financing; Time for Payment of Return of
                     ----------------------------------------------------------
     Investment Contingent Interest.  Maker shall notify Holder of the
     ------------------------------
     occurrence of a Sale or Financing, and shall pay Holder the full amount of any applicable Return of Investment Contingent Interest which is payable in connection therewith, as follows:

                    (A) Maker shall give Holder written notice of any such Sale or Financing not less than seventy five (75) days before the date such event is to occur. Any Return of Investment Contingent Interest due Holder on account of any Sale or Financing shall be paid to Holder on the date such Triggering Event occurs.

               (iii)  Negative Return of Investment Contingent Interest.
                      -------------------------------------------------
     Notwithstanding any other provision of this Agreement, Holder shall not be responsible or liable in any respect to Maker or any other Person for any reduction in the fair market value of the Project or for any contingency, condition or occurrence that might result in a negative number for Return of Investment Contingent Interest. If at any time it is calculated, Return of Investment Contingent Interest shall be a negative amount, no Return of Investment Contingent Interest shall at that time be payable to Holder, but Holder shall in no way be liable for any such negative amount and there shall be no deduction or offset for such negative amount at any time when Return of Investment Contingent Interest shall be subsequently calculated.

               (iv) Usury Savings.  No payment of Return of Investment
                    -------------
     Contingent Interest may, when added to all other payments of interest or payments construed as interest, shall exceed the Highest Lawful Rate.

     3.  Usury Savings Clause.  The provisions of this Section 3 shall govern
         --------------------                          ---------
and control over any irreconcilably inconsistent provision contained in this Note or in any other document evidencing or securing the indebtedness evidenced hereby. The Holder hereof shall never be entitled to receive, collect, or apply as interest hereon (for purposes of this Section 3, the word "interest" shall be
                                         ---------
deemed to include Basic Interest, Additional Interest and any other sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event the Holder ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and the Holder shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) spread the total amount of interest throughout the entire contemplated term of this Note; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Highest Lawful Rate, the Holder shall refund to Maker the amount of such excess or credit the amount of such excess against the principal of this Note, and, in such event, the Holder shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate.
     4.  Payments.
         --------

          (a)  Interest.  Maker promises to pay to the Holder hereof Basic
               --------
     Interest, Deferred Interest and Additional Interest as, in the respective amounts, and at the respective times provided in Section 2 hereinabove. No
                                                      ---------
     principal payments shall be due hereunder except at the Stated Maturity Date or as otherwise provided herein in the event of default. Each payment of Basic Interest (including without limitation, Deferred Interest), and Additional Interest on, or any other amounts of any kind with respect to, this Note shall be made by the Maker to the Holder hereof at its office in Phoenix, Arizona (or at any other place which the Holder may hereafter designate for such purpose in a notice duly given to the Maker hereunder), not later than noon, Pacific Standard Time, on the date due thereof; and funds received after that hour shall be deemed to have been received by the Holder on the next following business day. Whenever any payment to be made under this Note shall be stated to be due on a date which is not a business day, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable at the applicable rate during such extension.

          (b)  Late Payment Charges.  If any amount of Interest, principal or
               --------------------
     any other charge or amount which becomes due and payable under this Note is not paid and received by the Holder within five business days after the date it first becomes due and payable, Maker shall pay to the Holder hereof a late payment charge in an amount equal to five percent (5%) of the full amount of such late payment, whether such late payment is received prior to or after the expiration of the ten-day cure period set forth in Section
                                                                     -------
     8(a).  Maker recognizes that in the event any payment secured hereby (other
     ----
     than the principal payment due upon maturity of the Note, whether by acceleration or otherwise) is not made when due, Holder will incur extra expenses in handling the delinquent payment, the exact amount of which is impossible to ascertain, but that a charge of five percent (5%) of the amount of the delinquent payment would be a reasonable estimate of the expenses so incurred. Therefore, if any such payment is not received when due and payable, Maker pay to Holder to cover expenses incurred in handling the delinquent payment, an amount calculated at five percent (5%) of the amount of the delinquent payment.

          (c)  No Prepayment.  Maker shall have the right to prepay this Note at
               -------------
     any time, but only subject to the requirements and conditions set forth below. If under any circumstances whatsoever (other than pursuant to Section 3 above) this Note is paid in whole or in part, whether voluntarily, following acceleration after the occurrence of an Event of Default, with the consent of Holder, by operation of law or otherwise, and whether or not such payment prior to the Stated Maturity Date results from the Holder's exercise of its rights to accelerate the indebtedness evidenced hereby, then Maker shall pay to the Holder the Yield Maintenance Premium (defined hereinbelow) in addition to paying the entire unpaid principal balance of this Note and all Interest which has accrued but is unpaid except with the written consent of the Holder.

          A Yield Maintenance Premium in an amount equal to the grater of (A) one percent (1.0%) of the principal amount being prepaid, and (B) the positive excess of (1) the present value ("PV") of all future installments of principal and interest due pursuant to Section 4(a) of this Note absent
                                               ------------
     any such prepayment including the principal amount due at the Stated Maturity Date (collectively, "All Future Payments"), discounted at an interest rate per annum equal to the sum of (a) the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such Yield Maintenance Premium is payable for instruments having a maturity coterminous with the remaining term of this Note, and (b) One Hundred Forty (140) basis points, over (2) the then outstanding principal balance hereof immediately before such prepayment [(PV of All Future Payments) (Principal balance at the time of prepayment) = Yield Maintenance Premium]. "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to the maturity, calculated by averaging (and rounding upward to the nearest 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). In the event that any Yield Maintenance Premium is due hereunder, Holder shall deliver to Maker a statement setting forth the amount and determination of the Yield Maintenance Premium and, provided that Holder shall have in good faith applied the formula described above, Maker shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Holder on any day during the thirty
     (30) day period preceding the date of such prepayment. Holder shall not be obligated or required to have actually reinvested the prepaid principal balance at the Treasury Constant Maturity Yield Index or otherwise as a condition to receiving the Yield Maintenance Premium. No Yield Maintenance Premium or premium shall be due or payable in connection with any prepayment of the indebtedness evidenced by this Note made on or after any date after January 1, 2008. In addition to the aforesaid Yield Maintenance Premium if, upon any such prepayment (whether prior to or after any date that is after January 1, 2008, the aforesaid prior written notice has not been received by Holder, the Yield Maintenance Premium shall be increased by an amount equal to the lesser of (i) thirty (30) days' unearned interest computed in the outstanding principal balance of this Note, so prepaid and
     (ii) unearned interest computed on the outstanding principal balance of this Note so prepaid for the period from, and including, the date of prepayment through the otherwise Stated Maturity Date of this Note.

          Without limiting the scope of the foregoing provisions, the provisions of this paragraph shall constitute, within the meaning of any applicable state statute, both a waiver of any right Maker may have to prepay the Note, in whole or in part, without premium or charge, upon acceleration of the maturity of the Note, or otherwise, and an agreement by Maker to pay the prepayment charge described in this Note, whether such prepayment is voluntary or upon or following any acceleration of this Note, or otherwise, and for such purpose Maker has separately initialed this provision in the space provided below, and Maker hereby declares that Holder's agreement to make the Loan to Maker at the interest rate and for the term set forth in the Note constitutes adequate consideration, of individual weight, for this waiver and agreement by Maker.



     5.  Representations and Warranties of Maker.  Maker represents and warrants
         ---------------------------------------
to Payee, as of the date hereof, that:

          (a)  Due Authorization.  Maker is a corporation duly organized under
               -----------------
     the laws of the state of its organization, with the authority to consummate the transactions contemplated hereby;

          (b)  No Violation.  Maker's execution, delivery and performance of its
               ------------
     obligations under the Project Loan Documents to which it is a party do not and will not violate the articles of incorporation or by-laws of Maker and will not violate, conflict with or constitute a default under any agreement to which Maker is a party or by which the Project is bound or encumbered, or violate any Requirements of Law to which Maker or the Project is subject;

          (c)  Consents.  No consents, approvals, filings, or notices of, with
               --------
     or to any Person are required on the part of Maker in connection with Maker's execution, delivery and performance of its obligations hereunder that have not been duly obtained, made or given, as the case may be;

          (d)  Enforceability.  The Note is valid, binding and enforceable in
               --------------
     accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally;

          (e)  Compliance with Laws.  Each Mortgaged Property is in compliance
               --------------------
     in all material respects with all applicable Requirements of Law;

          (f)  Litigation.  No litigation, investigation or proceeding or notice
               ----------
     thereof before any arbitrator or governmental authority, agency or subdivision which would have a material adverse effect upon the Maker or the Project is pending or, to Maker's best knowledge, threatened, against Maker or the Project;

          (g)  Utilities; Licenses.  All utilities required by Requirements of
               -------------------
     Law or by the normal and intended use of the Project are installed to the property line and connected by valid permits and the Maker possesses, or will possess as and when necessary, all patents, patent rights or licenses, trademarks, trade names, trade name right, service marks, copyrights, licenses, permits and consents (or rights thereto) which are required to conduct its business as it is now conducted or as it is presently proposed to be conducted, or which are required by any governmental entity or agency; and

          (h)  Place of Business.  Maker's principal place of business is
               -----------------
     located at 715 South Country Club Drive, Mesa, AZ 85210.

     6.  Affirmative Covenants.  Maker hereby covenants and agrees that, so long
         ---------------------
as any indebtedness under the Note remains unpaid, Maker shall:

          (a)  Use of Proceeds.  Use the proceeds of the Loan to capitalize the
               ---------------
     Project Owners.

          (b)  Financial Statements.  Deliver or cause to be delivered to
               --------------------
     Holder:

                         (i) As soon as available and in any event within 90 days after the end of each calendar year, annual financial reports on the Project showing all income and expenses certified to be accurate and complete by an officer of the Maker; and

                         (ii) As soon as available and in any event within 45 days after the end of each of the first three calendar quarters of each year, (1) a detailed comparative earnings statement for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and (2) financial reports on the Project showing all income and expenses, certified to be accurate and complete by an officer of the managing general partner of Maker (or, if Maker is a corporation, of Maker); and

                         (iii) Promptly, such additional financial and other information (including, without limitation, information regarding the Project) as Holder may from time to time reasonably request.

          (c)  Inspection of Property; Books and Records; Discussions.  Keep
               ------------------------------------------------------
     proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and, upon reasonable notice, permit representatives of Holder to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by Holder and to discuss the business, operations, properties and financial and other conditions of Maker with officers and employees of Maker and with its independent certified public accountants. Such books and records shall be available for at least five (5) years after the end of the relevant calendar month. Holder shall have the right to inspect, copy and audit such books of account and records at Holder's expense, during reasonable business hours, and upon reasonable notice to Maker, for the purpose of verifying the accuracy of any principal payments made. The costs of any such audit will be paid by Holder, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Holder hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by Maker as being payable with respect thereto.

          (d)  Notices.  Give prompt written notice to Holder of (a) any claims,
               -------
     proceedings or disputes (whether or not purportedly on behalf of Maker) against, or to Maker's knowledge, threatened or affecting Maker or the Project which, if adversely determined, could reasonably be expected to have a Material Adverse Effect (without in any way limiting the foregoing, claims, proceedings, or disputes involving in the aggregate monetary amounts in excess of $500,000 not fully covered by insurance shall be deemed to be material), or (b) any proposal by any public authority to acquire the Project or any portion thereof.

          (e)  Expenses.  Pay all reasonable out-of-pocket expenses (including
               --------
     fees and disbursements of counsel, including special local counsel) of Holder, incident to any amendments, waivers and renewals of this Note.

          (f)  Project Loan Documents.  Comply with and observe all terms and
               ----------------------
     conditions of the Project Loan Documents to which it is subject.

          (g)  INDEMNIFICATION.  INDEMNIFY AND HOLD HARMLESS HOLDER AND ITS
               ---------------
     DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS (THE "INDEMNIFIED
                                                                -----------
     PARTIES") FROM AND AGAINST ALL DAMAGES AND LIABILITIES (COLLECTIVELY AND
     -------
     SEVERALLY, "LOSSES") ASSESSED AGAINST ANY OF THEM RESULTING FROM THE CLAIMS
                 ------
     OF ANY PARTY RELATING TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY, AND REIMBURSE EACH INDEMNIFIED PARTY FOR ANY EXPENSES (INCLUDING THE FEES AND DISBURSEMENTS OF LEGAL COUNSEL) REASONABLY INCURRED IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING THEREFROM (INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUEST OR SUBPOENAS), REGARDLESS OF WHETHER HOLDER OR SUCH OTHER INDEMNIFIED PERSON IS A PARTY THERETO. IT IS ACKNOWLEDGED AND AGREED BY MAKER THAT THE INDEMNIFICATION RIGHTS OF THE INDEMNIFIED PARTIES HEREUNDER ARE IN ADDITION TO AND CUMULATIVE WITH ALL OTHER RIGHTS OF THE INDEMNIFIED PARTIES. WITH REFERENCE TO THE PROVISIONS SET FORTH ABOVE IN THIS SECTION
                                                                        -------
     6(g) FOR PAYMENT BY MAKER OF ATTORNEYS' FEES INCURRED BY THE INDEMNIFIED
     ----
     PARTIES IN ANY ACTION OR CLAIM BROUGHT BY A THIRD PARTY, MAKER SHALL, IF IT ADMITS LIABILITY HEREUNDER TO ANY INDEMNIFIED PARTY, DILIGENTLY DEFEND SUCH INDEMNIFIED PARTY AND DILIGENTLY CONDUCT THE DEFENSE. IF HOLDER OR ANY OTHER SUCH INDEMNIFIED PARTY DESIRES TO ENGAGE SEPARATE COUNSEL, IT MAY DO SO AT ITS OWN EXPENSE; PROVIDED, HOWEVER, THAT SUCH LIMITATION ON THE OBLIGATION OF MAKER TO PAY THE FEES OF SEPARATE COUNSEL FOR SUCH INDEMNIFIED PARTY SHALL NOT APPLY IF SUCH INDEMNIFIED PARTY HAS RETAINED SAID SEPARATE COUNSEL BECAUSE OF A REASONABLE BELIEF THAT MAKER IS NOT DILIGENTLY DEFENDING IT AND/OR NOT DILIGENTLY CONDUCTING THE DEFENSE AND SO NOTIFIES MAKER. THE OBLIGATIONS OF MAKER UNDER THIS SECTION 6(g) SHALL
                                                          ------------
     SURVIVE REPAYMENT IN FULL OF THE INDEBTEDNESS EVIDENCED HEREBY. EXCEPT AS OTHERWISE PROVIDED HEREIN, IT IS THE INTENT OF THIS SECTION 6(g) THAT THE
                                                         ------------
     MAKER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM LOSSES

     OCCASIONED BY THE ACTS OR OMISSIONS, INCLUDING, WITHOUT LIMITATION, NEGLIGENCE, OF THE INDEMNIFIED PARTIES.

          (g)  Co-operation.  Execute and deliver to Holder any and all
               ------------
instruments, documents and agreements, and do or cause to be done from time to time any and all other acts, reasonably deemed necessary or desirable by Holder to effectuate the provisions and purposes of this Note.

          (h)  Requirements of Law.  Comply at all times with all Requirements
               -------------------
     of Law.

          (i)  Management Agreement.  Cause or permit the Project to be
               --------------------
     initially managed by subsidiaries of U-Haul International, Inc. or to be at all times managed by a nationally recognized self-storage property management company (the "Project Manager") approved by the Holder, which
                              ---------------
     Project Manager shall be employed pursuant to an agreement (the "Property
                                                                      --------
     Management Agreement") approved by the Holder.  In no event shall the fees
     --------------------
     paid (or required to be paid) to the Project Manager exceed six percent (6%) of Gross Receipts for any time period.

     7.  Negative Covenants.  Maker hereby agrees that, as long as any
         ------------------
indebtedness under the Note remains unpaid, Maker shall not, directly or indirectly:

          (a)  Indebtedness.  Create, incur or assume any Indebtedness except
               ------------
     for: (i) the Loan; (ii) Maker's contingent obligations under the Project Loans; (iii) non-delinquent taxes; (iv) unsecured debt incurred in the ordinary course of business and (v) other indebtedness owed to Payee and its affiliates.

          (b)  Consolidation and Merger.  Liquidate or dissolve or enter into
               ------------------------
     any consolidation, merger, partnership, joint venture, syndicate or other combination (except for a merger or consolidation for the purpose of, and having the effect of changing Maker's jurisdiction of organization).

          (c)  Transactions with Affiliates.  Purchase, acquire or lease any
               ----------------------------
     property from, or sell, transfer or lease any property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock, obligations or securities of, or enter into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate, or enter into any other transaction or arrangement or make any payment to (including, without limitation, on account of any management fees, service fees, office charges, consulting fees, technical services charges or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate on terms which are unreasonably burdensome or unfair, except (i) transactions relating to the sharing of overhead expenses, including, without limitation, managerial, payroll and accounting and legal expenses, for which charges assessed against Maker are not greater than would be incurred by Maker in similar transactions with non-Affiliates, (ii) fair and reasonable transactions between Maker and U-Haul International, Inc. and its related companies, and
     (iii) guarantees of the recourse obligations of Maker's subsidiaries in connection with any financing by such subsidiaries.

          (d)  Sale of Interests in the Project or in the Maker.  Without
               ------------------------------------------------
     obtaining the prior written consent of Holder (which Holder may withhold or condition in its sole and absolute discretion), cause, permit or acquiesce in any Sale or Financing.

          (e)  Distributions.  Notwithstanding anything to the contrary
               -------------
     contained in this Note or the Project Loan Documents, Maker shall not make any distributions to any of its partners or shareholders, except for distributions of amounts not in excess of (i) the Catch-Up Amount for any quarter, (ii) any Net Cash Flow for any quarter remaining after the payment to Holder of all Interest and the Catch-Up Amount payable for and with respect to such quarter, and (iii) upon the Sale or Financing any Net Sale or Financing proceeds remaining after payment to Holder of the amounts to which Holder is entitled hereunder in connection therewith.

          (f)  Business.  Engage, directly or indirectly, in any business other
               --------
     than that arising out of the issuance of this Note, entering into the Project Loan Documents to which it is a party and any other loan documents with regard to financing by any of Maker's subsidiaries, and taking the actions required to be performed under the Project Loan Documents and under the loan documents under such other financings.

          (g)  No Bankruptcy Filing.  To the extent permitted by law, without
               --------------------
     the unanimous consent of the Board of Directors of the Maker (for these purposes such Board of Directors will not include any committee thereof) voluntarily file any petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding.

          (h)  No Joint Venture.  Engage in a joint venture or become a partner
               ----------------
     with any other Person.

     8.   Event of Default; Remedies.  Any one of the following occurrences
          --------------------------
shall constitute an Event of Default under this Note:

          (a) The failure by the Maker to make any payment of principal, Interest or Yield Maintenance Premium upon this Note as and when the same becomes due and payable in accordance with the provisions hereof, and the continuation of such failure for a period of ten (10) days after notice thereof to the Maker;

          (b) The failure by the Maker to deposit in any account established and maintained pursuant to any collection account agreement any amount required to be deposited in such account within 2 days of when required pursuant to the terms of such collection account agreement;

          (c) The failure by Maker to perform any obligation under, or the occurrence of any other default with respect to any provision of, this Note other than as described in any of the other clauses of this Section 8, and the continuation of such default for a period of 30 days after written notice thereof to the Maker;

          (d) (i) Maker shall file, institute or commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Maker shall make a general assignment for the benefit of its creditors; or (ii) there shall be filed, instituted or commenced against Maker any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of any order for relief or any such adjudication or appointment, or (B) remains undismissed undischarged for a period of 60 days; or (iii) there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied, or bonded to Holder's satisfaction pending appeal, within 60 days from the first entry thereof; or (iv) Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in any of the preceding clauses (i) , (ii) or
     (iii); or (v) Maker shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, or shall in writing admit that it is insolvent; or

          (e) One or more judgments or decrees in an aggregate amount exceeding $1,000,000.00 shall be entered against Maker and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied, or bonded to Holder's satisfaction pending appeal within 60 days from the first entry thereof; or

     Upon the occurrence of any Event of Default hereunder, the entire unpaid principal balance of, and any unpaid Basic Interest and Additional Interest then accrued on, this Note together with the Yield Maintenance Premium, if any, shall, at the option of the Holder hereof and without demand or notice of any kind to the undersigned or any other person, immediately become and be due and payable in full (except that such acceleration shall occur automatically upon the occurrence of any Event of Default described in the preceding clause (d) of this Section 8, without further action or decision by Holder); and the Holder shall have and may exercise any and all rights and remedies available at law or in equity.

     9.  Offset.  In addition to (and not in limitation of) any rights of offset
         ------
that the Holder hereof may have under applicable law, upon the occurrence of any Event of Default hereunder the Holder hereof shall have the right, immediately and without notice, to appropriate and apply to the payment of this Note any and all balances, credits, deposits, accounts or moneys of the Maker then or thereafter with or held by the Holder hereof. Notwithstanding the foregoing, there shall be no offset against this Note any amounts otherwise payable to the Project Owners (or any of them), whether pursuant to any lease between the Project Owners and affiliates of Maker, or otherwise.

     10.  Allocation of Balances or of Payments.  At any and all times until
          -------------------------------------
this Note and all amounts hereunder (including principal, Interest, and other charges and amounts, if any) are paid in full, all payments (whether of principal, Interest or other amounts) made by the undersigned or any other person (including any guarantor) to the Holder hereof may be allocated by the Holder to principal, Interest or other charges or amounts as the Holder may determine in its sole, exclusive and unreviewable discretion (and without notice to or the consent of any person).

     11.  Captions.  Any headings or captions in this Note are inserted for
          --------
convenience of reference only, and they shall not be deemed to constitute a part hereof, nor shall they be used to construe or interpret the provisions of this Note.

     12.  Waiver.
          ------

          (a) Maker, for itself and for its successors, transferees and assigns and all guarantors and endorsers, hereby waives diligence, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, notice of the intention to accelerate, notice of acceleration, and all other demands or notices of any and every kind whatsoever (except only for any notice of default expressly provided for in Section 8 of this Note) and the undersigned agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of the Holder hereof without in any way affecting or diminishing their liability hereunder.

          (b) No extension of the time for the payment of this Note or any payment becoming due or payable hereunder, which may be made by agreement with any Person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of the Maker if it is not a party to such agreement.

          (c) No delay in the exercise of any right or remedy hereunder shall be deemed a waiver of such right or remedy, nor shall the exercise of any right or remedy be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of the Holder hereof promptly after the occurrence of any Event of Default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such Event of Default continues nor a waiver of such right in connection with any future Event of Default on the part of the undersigned.

     13.  Payment of Costs.  The undersigned hereby expressly agrees that upon
          ----------------
the occurrence of any Event of Default under this Note, the undersigned will pay to the Holder hereof, on demand, all costs of collection or enforcement of every kind, including (but not limited to) all attorneys' fees, court costs, and other costs and expenses of every kind incurred by the Holder hereof, on demand, all costs of collection or enforcement of every kind, including (but not limited to) all attorneys' fees, court costs, and other costs and expenses of every kind incurred by the Holder hereof in connection with the protection or realization of any or all of the security for this Note, whether or not any lawsuit is ever filed with respect thereto.

     14.  The Project Loan Documents.  This Note is unsecured.  The Project
          --------------------------
Loans are secured by, inter alia, certain Deeds of Trust, Mortgages, and Deeds
                      ----- ----
to Secure Debt, Assignment of Leases and Rents, Security Agreement and Financing Statement, made and granted by subsidiaries of Maker to or for the benefit of the Project Lender, which create liens on real estate in the Project and which also creates a security interest in personal property located thereat or utilized in connection therewith, and each and every additional document or instrument which may at any time be delivered to the Project Lender as security under the Project Loans, as any of the same may at any time or from time to time be amended, modified or restated, and together with all substitutions and replacements therefor. Reference should be made to the Project Loan Documents for a description of the property encumbered thereby and the nature and extent of the security thereof. Notwithstanding anything to the contrary set forth or implied herein, this Note is not indebtedness of the Project Owners or any of them, and is not secured, whether directly or indirectly, by the Project or any collateral or property owned or operated by the Project Owners, or any of them.

     15.  Notices.  All notices, demands and other communications hereunder to
          -------
either party shall be made in writing and shall be deemed to have been given when actually received or, if mailed, on the first to occur of actual receipt or the third business day after the deposit thereof in the United States mails, by registered or certified mail, postage prepaid, addressed as follows:

     If to the Maker:   SAC Holding Corporation
                        715 South Country Club Drive
                        Mesa, AZ 85210
                        Attention:  President

     If to the Holder:  U-Haul International, Inc.
                        2721 North Central Avenue
                        Phoenix, Arizona 85004
                        Attention: Treasurer

or to either party at such other address as such party may designate as its address for the receipt of notices hereunder in a written notice duly given to the other party. In addition, a copy of any notice of default sent to Maker shall also be sent to the following:

          Project Lender:     UBS Warburg Real Estate Investments Inc.
                              1285 Avenue of the Americas, 11th Floor
                              New York, New York 10019
                              Attention:  Robert Pettinato, Director
                              Telecopier:  (212) 713-2099

          with a copy to:     Cadwalader, Wickersham & Taft
                              100 Maiden Lane
                              New York, New York 10038
                              Attention:  Fredric L. Altschuler, Esq.
                              Telecopier:  (212) 504-6666

     16.  Time of the Essence.  Time is hereby declared to be of the essence of
          -------------------
this Note and of every part hereof.

     17.  Governing Law.  This Note shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Arizona.

     18.  Jurisdiction.  In any controversy, dispute or question arising
          ------------
hereunder, the Maker consents to the exercise of jurisdiction over its person and property by any court of competent jurisdiction situated in the State of Arizona (whether it be a court of the State of Arizona, or a court of the United States of America situated in the State of Arizona), and in connection therewith, agrees to submit to, and be bound by, the jurisdiction of such court upon the Holder's mailing of process by registered or certified mail, return receipt requested, postage prepaid, within or without the State of Arizona, to the Maker at its address for receipt of notices under this Note.

     19.  HOLDER NOT PARTNER OF MAKER.  UNDER NO CIRCUMSTANCES WHATSOEVER SHALL
          ---------------------------
THE HOLDER OF THIS NOTE BE DEEMED TO BE A PARTNER OR A CO-VENTURER WITH MAKER OR WITH ANY OTHER PERSON. MAKER SHALL NOT REPRESENT TO ANY PERSON THAT THE MAKER AND THE HOLDER HEREOF ARE PARTNERS OR CO-VENTURERS. ANY AND ALL ACTIONS BY THE HOLDER HEREOF IN EXERCISING ANY RIGHTS, REMEDIES OR PRIVILEGES HEREOF OR IN ENFORCING THIS NOTE WILL BE EXERCISED BY THE HOLDER SOLELY IN FURTHERANCE OF ITS ROLE AS A SECURED LENDER.

     20.  JURY TRIAL.  THE MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY
          ----------
JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     21.  Entire Agreement.  This Note constitutes the entire agreement between
          ----------------
Maker and Payee. No representations, warranties, undertakings, or promises whether written or oral, expressed or implied have been made by the Payee or its agent unless expressly stated in this Note.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note, pursuant to proper authority duly granted, as of the date and year first above written.


            SAC HOLDING CORPORATION
            a Nevada corporation

            By:  /S/ Mark V. Shoen
                 ----------------------------------
                     Mark V. Shoen, President





                               Schedule A

                      Description of the Project


Number Name                            Street Address          City            State  Zip
700026 U-HAUL CTR OF BEND              63370 N HWY 97          BEND              OR   97701
707075 U-HAUL CTR THORNTON             4833 THORNTON AVE       FREMONT           CA   94536
708078 U-HAUL CTR BELMONT              554 EL CAMINO REAL      BELMONT           CA   94002
710077 U-HAUL OF FLORIN RD             3026 FLORIN RD          SACRAMENTO WEST   CA   95822
712032 U-HAUL CENTER DOWNTOWN          1836 S ARAPAHOE ST      LOS ANGELES       CA   90006
717068 U-HAUL LEMON GROVE              1805 MASSACHUSETT AV    LEMON GROVE       CA   91945
721021 U-HAUL CENTER 19TH & BELL       1935 WEST BELL ROAD     PHOENIX WEST      AZ   85023
721058 U-HAUL 51ST & GLENDALE          5024 WEST GLENDALE      GLENDALE          AZ   85301
                                                   AVENUE
723082 U-HAUL MAIN&LINDSAY             2947 E MAIN             MESA              AZ   85203
734024 U-HAUL STATE AVE                5200 STATE AVE          KANSAS CITY       KS   66102
736071 U-HAUL CT HAZELWOOD             8961 DUNN ROAD          HAZELWOOD         MO   63042
738057 U-HAUL DOWNTOWN                 100 SE SECOND           OKLAHOMA CITY     OK   73129
741035 U-HAUL CENTER ADDISON           2735 BELT LINE ROAD     CARROLLTON        TX   75006
742054 U-HAUL KANIS ROAD               7618 KANIS ROAD         LITTLE ROCK       AR   72204
744068 U-HAUL AUSTIN HWY               2390 AUSTIN HIGHWAY     SAN ANTONIO       TX   78218
744070 U-HAUL NACO-PERRIN              12534 NACGODOCHES       SAN ANTONIO       TX   78217
744080 U-HAUL SAN PEDRO                5810 SAN PEDRO          SAN ANTONIO       TX   78212
747069 U-HAUL CAUSEWAY BLV             3800 N CAUSEWAY BLVD    METAIRIE          LA   70002
747074 U-HAUL CT GENTILLY              6210 CHEF MENTEUR HY    NEW ORLEANS       LA   70126
751022 U-HAUL JOLLY CEDAR              5020 S CEDAR            LANSING           MI   48910
752069 U-HAUL CAROUSEL MALL            29500 MICHIGAN AVE      INKSTER           MI   48141
770054 U-HAUL CTR METRO                1340 E THIRD STREET     DAYTON            OH   45403
772061 U-HAUL HENDERSONVIL             208 W MAIN ST           HENDERSONVILLE    TN   37075
776053 U-HAUL CT PETERS ST             300 PETERS ST SW        ATLANTA EAST      GA   30313
790066 U-HAUL CTR RT 295               411 MARGINAL WAY        PORTLAND          ME    4101
791023 U-HAUL SPRINGFIELD              914 BOSTON ROAD         SPRINGFIELD       MA    1101
795028 U-HAUL CENTER OF MANASSAS PARK  8537 CENTREVILLE ROAD   MANASSAS          VA   20111
796058 U-HAUL CTR WARWICK              279 OAKLAND BEACH AV    WARWICK           RI    2886
806024 U-HAUL CENTER CORAM             532 MDL COUNTRY ROAD    CORAM             NY   11727
813020 U-HAUL CENTER ROUTE 37          68 ROUTE 37 EAST        TOMS RIVER        NJ    8753
820022 U-HAUL CT PULASKI HY            4301 PULASKI HIGHWAY    BALTIMORE         MD   21224
825067 U-HAUL AIRLINE CTR              2855 AIRLINE BLVD       PORTSMOUTH        VA   23701
828059 U-HAUL CTR ORACLE               4655 N ORACLE           TUCSON            AZ   85705
828068 U-HAUL W INA RD                 4040 W INA RD           TUCSON            AZ   85741
835081 U-HAUL NORTHWEST                9929 HARRY HINES BLVD   DALLAS            TX   75220
836033 WESTCREEK VILLAGE U-HAUL CTR    3019 ALTA MESA BLVD     FORT WORTH        TX   76133
836044 U-HAUL CENTER ARLINGTON         2315 WEST DIVISION      ARLINGTON         TX   76012